                   FIFTH AMENDED AND RESTATED LOAN AGREEMENT

                  THIS FIFTH AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made and entered into as of May 31, 2000, by and between REMEC, Inc., a California corporation ("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank"). This Agreement amends and restates in its entirety that certain Fourth Amended and Restated Loan Agreement, dated February 24, 2000, by and between Bank and Borrower, as amended.

         SECTION 1. THE LOAN

                  1.1.1. THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Twelve Million Dollars ($12,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before July 1, 2002 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's records and such entries shall be deemed to be the amount of the Revolving Loan outstanding. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

                  1.1.1.1 THE L/C SUBLIMIT. As a sublimit to the Revolving Loan, Bank shall issue, for the account of Borrower, one or more irrevocable standby letters of credit (individually an "L/C" and collectively the "L/Cs"). All such L/Cs shall be drawn on such terms and conditions as are acceptable to Bank The aggregate amount available to be drawn under all outstanding L/Cs and the aggregate amount of unpaid reimbursement obligations under drawn L/Cs shall not exceed One Million Dollars ($1,000,000) and shall reduce, dollar for dollar, the maximum amount available under the Revolving Loan. No L/C shall have an expiry date more than twelve (12) months from its date of issuance and each L/C shall be governed by the terms of (and Borrower agrees to execute) Bank's standard form of standby letter of credit application and reimbursement agreement. No L/C shall expire after December 30, 2002.

                  1.2      TERMINOLOGY.

                  As used herein, the word "Loan" shall mean, collectively, all the credit facilities described above.

                  As used herein, the word "Note" shall mean, collectively, all the promissory notes described above and all reimbursement agreements entered into with respect to L/Cs.

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                  As used herein, the words "Loan Documents" shall mean all
documents executed in connection with this Agreement.

                  As used herein, the word "Subsidiary" shall mean, for any entity, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons or entities performing similar functions are at the time directly or indirectly owned by such entity. Unless otherwise specified, "Subsidiary" means a Subsidiary of Borrower.

                  1.3 PURPOSE OF LOAN. The proceeds of the Revolving Loan shall be used only for general working capital purposes.

                  1.4 INTEREST. The unpaid principal balance of the Revolving Loan shall bear interest at the rates provided in the Revolving Note selected by Borrower. Such loan may be prepaid in full or in part only in accordance with the terms of such note and any such prepayment shall be subject to the prepayment fee provided for therein.

                  1.5 UNUSED COMMITMENT FEE. Borrower shall pay to Bank a fee on the unutilized portion of the Revolving Loan ("Non-utilization Fee") calculated and payable annually in arrears, based on the combined unutilized amount of such loans, at a rate of nine one-hundredths of one percent (0.0009) per annum.

                  1.6 L/C FEES. All fees in connection with each commercial letter of credit shall be paid in accordance with the Bank's standard schedule of fees and charges as published from time to time. For standby letters of credit, the issuance/maintenance fee for each L/C shall be one percent (1.0%) per annum (minimum $500), payable annually in advance on the date such L/C is issued and on each anniversary date thereafter.

                  1.7 BALANCES. Borrower shall maintain its major depository accounts with Bank until the Note and all sums payable pursuant to this Agreement have been paid in full.

                  1.8 DISBURSEMENT. Bank shall disburse the proceeds of the Loan as provided in Bank's standard form Authorization executed by Borrower.

                  1.9 CONTROLLING DOCUMENT. In the event of any inconsistency between the terms of this Agreement and any Note or any of the other Loan Documents, the terms of such Note or other Loan Documents will prevail over the terms of this Agreement.


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

         SECTION 2. CONDITIONS PRECEDENT

                  Bank shall not be obligated to disburse all or any portion of the proceeds of the Loan unless at or prior to the time for the making of such disbursement, the following conditions have been fulfilled to Bank's satisfaction:

                  2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of such disbursement and shall have executed and delivered to Bank the Note and other documents deemed necessary by Bank.

                  2.2 GUARANTIES. Humphrey, Inc., REMEC Microwave, Inc., REMEC Veritek, Inc., REMEC CSH, Inc., Remec Wireless, Inc., REMEC Magnum, Inc., REMEC Q-bit, Inc., Remec Wacom, L.P,, and REMEC Wacom Texas Inc. ("Guarantors") shall have executed and delivered to Bank their respective continuing guaranties in form and amount satisfactory to Bank.

                  2.3 BORROWING RESOLUTION. Borrower shall have provided Bank with certified copies of resolutions, duly adopted by the Board of Directors of Borrower, authorizing this Agreement and the Loan Documents. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement.

                  2.4 CONTINUING COMPLIANCE. At the time any disbursement is to be made, there shall not exist any event, condition or act which constitutes an event of default under Section 6 hereof or any event, condition or act which with notice, lapse of time or both would constitute such event of default; nor shall there be any such event, condition, or act immediately after the disbursement were it to be made.

         SECTION 3.  REPRESENTATION AND WARRANTIES

                  Borrower represents and warrants that:

                  3.1 BUSINESS ACTIVITY. The principal business of Borrower is the manufacture of microwave electronic components and subsystems.

                  3.2 SUBSIDIARIES AND AFFILIATES. Borrower's Subsidiaries and affiliates (those entities in which Borrower holds at least a 25% ownership interest (individually an "Affiliate" and collectively the "Affiliates") and their addresses, are as provided on a schedule delivered to Bank on or before the date of this Agreement.

                  3.3 AUTHORITY TO BORROW. The execution, delivery and performance of this Agreement, the Note and all other agreements and instruments required by Bank in connection with the Loan are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

                  3.4 FINANCIAL STATEMENTS. The financial statements of Borrower, including both a balance sheet at January 31, 2000, together with supporting schedules, and an income statement for the twelve (12) months ended January 31, 2000, have heretofore been furnished to Bank, are true and complete and fairly represent the financial condition of Borrower during the period covered thereby. Since January 31, 2000, there has been no material adverse change in the financial condition or operations of Borrower.

                  3.5 TITLE. Except for assets which may have been disposed of in the ordinary course of business, Borrower and each Subsidiary have good and marketable title to all of the property reflected in Borrower's financial statements delivered to Bank and to all property acquired by Borrower and each Subsidiary since the date of said financial statements, free and clear of all liens, encumbrances, security interests and adverse claims except those specifically referred to in said financial statements.

                  3.6 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower, any Subsidiary or any of Borrower's or any Subsidiary's property which is reasonably likely to affect the financial condition, property or business of Borrower or such Subsidiary in a materially adverse manner or result in liability in excess of Borrower's or such Subsidiary's insurance coverage except the lawsuit filed on April 19, 1999 by Milberg Weiss Bershad Hynes and Lerach.

                  3.7 DEFAULT. Neither Borrower nor any Subsidiary is in default in the payment of any of its material obligations and, except as Borrower has otherwise advised Bank in writing, there exists no event, condition or act which constitutes an event of default under Section 6 hereof and no event, condition or act which with notice or lapse of time, or both, would constitute such an event of default.

                  3.8 ORGANIZATION. Borrower and each Subsidiary are duly organized and existing under the laws of their respective states of organization, and have the power and authority to carry on the businesses in which they are engaged and/or propose to engage.

                  3.9 POWER. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Note and all of the other Loan Documents.

                  3.10 AUTHORIZATION. This Agreement and all things required by this Agreement have been duly authorized by all requisite action of Borrower.

                  3.11 QUALIFICATION. Borrower and each Subsidiary are duly qualified and in good standing in all jurisdictions where such qualification is required.

                  3.12 COMPLIANCE WITH LAWS. Neither Borrower nor any Subsidiary is in violation with respect to any applicable laws, rules, ordinances or regulations which materially affect the operations or financial condition of Borrower or such Subsidiary.

                  3.13 ERISA. Any defined benefit pension plans as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower and each Subsidiary meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA has occurred with respect to any such plan.

                  3.14 REGULATION U. No action has been taken or is currently planned by Borrower, any Subsidiary, or any agent acting on Borrower's or any Subsidiary's behalf which would cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities and Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock as one of its important activities, and none of the proceeds of the Loan will be used directly or indirectly for such purpose.

                  3.15 CONTINUING REPRESENTATIONS. These representations shall be considered to have been made again at and as of the date of each disbursement of the Loan and shall be true and correct as of such date or dates.

         SECTION 4. AFFIRMATIVE COVENANTS

                  Until the Note and all sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

                  4.1 PROCEEDS. Borrower will use the proceeds of the Loan only as provided in Section 1.3, above.

                  4.2 PAYMENT OF OBLIGATIONS. Borrower will, and will cause each Subsidiary to, pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or its property, or any part thereof, provided, however, that Borrower and its Subsidiaries shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequately funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

                  4.3 MAINTENANCE OF EXISTENCE. Borrower will, and will cause each Subsidiary to, maintain and preserve its existence and assets and all rights, franchises, licenses and other authority necessary for the conduct of its business, and will, and will cause each Subsidiary to, maintain and preserve its property, equipment and facilities in good order, condition and repair. Bank may, at reasonable times, visit and inspect any of the properties of Borrower and such Subsidiaries.

                  4.4 RECORDS. Borrower will, and will cause each Subsidiary to, keep and maintain full and accurate accounts and records of its operations according to generally accepted accounting principles and will, and will cause each Subsidiary to, permit Bank to have access thereto, to make examination and photocopies thereof, and to make audits during regular business hours, Costs for such audits shall be paid by Borrower.

                  4.5      INFORMATION FURNISHED. Borrower will furnish to Bank:

                           (a)      Within forty-five (45) days after the close
of each fiscal quarter, except for the final quarter of each fiscal year, Borrower's consolidated unaudited balance sheet as of the close of such fiscal quarter, and Borrower's consolidated unaudited income and expense statement with supportive schedules and statement of retained earnings for such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles, accompanied by an unaudited consolidating schedule;

                           (b)      Within ninety (90) days after the close of
each fiscal year, a copy of Borrower's consolidated statement of financial condition including at least its balance sheet as of the close of such fiscal year, and its income and expense statement and retained earnings statement for such fiscal year, examined and prepared on an audited basis by independent certified public accountants selected by Borrower and reasonably satisfactory to Bank in accordance with generally accepted accounting principles applied on a basis consistent with that of previous years, accompanied by an unaudited consolidating schedule;

                           (c)      As soon as available, copies of such
financial statements and reports as Borrower may file with any state or federal agency, including its 10-K and 10-Q reports;

                           (d)      As soon as available, and in any event not
later than ninety (90) days after the commencement of each Fiscal Year, a quarterly budget for that Fiscal Year including a consolidating balance sheet, profit and loss statement, statement of cash flow and schedule of capital expenditures all in reasonable detail;

                           (e)      Such other financial statements and
information as Bank may reasonably request from time to time;

                           (f)      In connection with each fiscal year-end
statement required hereunder, any management letter of Borrower's certified public accountants;

                           (g)      Within forty-five (45) days after the close
of each fiscal quarter, a certification of compliance with all covenants under this Agreement, executed by Borrower's chief financial officer or other duly authorized officer of Borrower, in form acceptable to Bank;

                           (h)      Prompt written notice to Bank of all events
of default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered or to be entered into with Bank, any litigation in excess of One Million Dollars ($1,000,000) which, if decided adversely to Borrower or a Subsidiary, would have a material adverse effect on Borrower's or such Subsidiary's financial condition, and any other matter which has resulted in, or is likely to result in, a material adverse change in Borrower's or a Subsidiary's financial condition or operations; and

                           (i)      Prior written notice to Bank of any changes
in Borrower's officers and other senior management, Borrower's or any Subsidiary's name, and the location of Borrower's or any Subsidiary's assets, principal place of business or chief executive office.

                  4.6 QUICK RATIO. Borrower will maintain at all times a ratio of consolidated cash, accounts receivable and marketable securities to consolidated current liabilities of not less than 1.5:1.0, as such terms are defined by generally accepted accounting principles.

                  4.7 TANGIBLE NET WORTH. Borrower will at all times maintain a consolidated Tangible Net Worth of not less than the sum of (a) One Hundred Sixty-five Million Six Hundred Thirty One Thousand Eight Hundred and Ninety One Dollars ($165,631,891), (b) ninety percent (90%) of Borrower's consolidated net profit after taxes for each fiscal quarter of Borrower ending after January 31, 2000 and on or prior to the date of computation, and (c) one hundred percent (100%) of the net proceeds of any equity securities issued by Borrower on or after January 31, 2000. As used herein, the words "Tangible Net Worth" shall mean Borrower's consolidated net worth decreased by Borrower's consolidated patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from Affiliates, officers, shareholders and directors.

                  4.8 FIXED CHARGE COVERAGE RATIO. Borrower will maintain a ratio of consolidated EBITDA, plus consolidated operating and capital lease payments (including payments in respect of the Synthetic Lease), to consolidated Fixed Charges of not less than 2.0:1.00. As used herein, the word "EBITDA" shall mean income from operations after deducting all expenses other than interest, taxes, depreciation, amortization and non-recurring, non-operating expenses as specifically identified by Borrower and approved by Bank in writing. As used herein, the words "Fixed Charges" shall mean the sum of (i) that portion of long-term liabilities, (ii) interest expense, (iii) capital lease payments, (iv) operating lease payments (including payments in respect of the Synthetic Lease), (v) income taxes, and (vi) dividends, due or paid during the twelve (12) month period preceding the date of calculation. Compliance with this subsection shall be measured as at the end of each fiscal quarter of Borrower for the immediately preceding twelve (12) month period.

                  4.9 FUNDED DEBT TO EBITDA RATIO. Borrower will maintain a ratio of consolidated Funded Debt to consolidated EBITDA of not more than (a) as at the end of the fiscal quarter of Borrower ended January 31, 2000, 2.50:1.00,
(b) as at the end of the fiscal quarter of Borrower ended April 30, 2000, 2.00:1.00, and (c) as at the end of the fiscal quarter of Borrower ending July 31, 2000, and at all times thereafter, 1.50:1.00. As used herein, the words "Funded Debt" shall mean all funds borrowed by Borrower and its Subsidiaries, including loans and capital leases (whether senior or subordinated), plus the Synthetic Lease Balance.

                  4.10. FUTURE SUBSIDIARIES. Borrower shall cause each Domestic Subsidiary formed or acquired after the closing date of this agreement to execute and deliver an appropriate Subsidiary Guaranty and Security Agreement in form and substance satisfactory to Bank. As requested by Bank, Borrower shall cause each Foreign Subsidiary formed or acquired after the closing date of this agreement to deliver an appropriate Subsidiary Guaranty in form and substance satisfactory to Bank and/or pledge 65% of the capital stock of the Subsidiary if the Subsidiary or Subsidiaries combined have tangible assets in excess of 5% of the total tangible assets of Borrower and its Subsidiaries on a consolidated basis as at the end of the fiscal year then most recently ended.

                  4.11 INSURANCE. Borrower will, and will cause each Subsidiary to, keep all of its insurable property, real, personal or mixed, insured by good and responsible companies against fire and such other risks as are customarily insured against by companies conducting similar business with respect to like properties. Borrower will, and will cause each Subsidiary to, maintain adequate worker's compensation insurance and adequate insurance against liability for damages to persons and property.

                  4.12 ADDITIONAL REQUIREMENTS. Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and will promptly supply Bank with such other information concerning its affairs or the affairs of any Subsidiary as Bank may request from time to time.

                  4.13 LITIGATION AND ATTORNEYS' FEES. Borrower will pay promptly to Bank, upon demand, reasonable attorneys' fees (including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and


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

legal staff) and all costs and other expenses paid or incurred by Bank in collecting, modifying or compromising the Loan or in enforcing or exercising its rights or remedies created by, connected with or provided for in this agreement or any of the Loan Documents, whether or not an arbitration, judicial action or other proceeding is commenced. If such proceeding is commenced, only the prevailing party shall be entitled to attorneys' fees and court costs.

                  4.14 BANK EXPENSES. Borrower will pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all filing and recording fees, costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff.

                  4.15 REPORTS UNDER PENSION PLANS. Borrower will furnish to Bank, as soon as possible and in any event within fifteen (15) days after Borrower knows or has reason to know that any event or condition with respect to any defined benefit pension plans of Borrower described in Section 3, above, has occurred, a statement of an authorized officer of Borrower describing such event or condition and the action, if any, which Borrower proposes to take with respect thereto.

         SECTION 5. NEGATIVE COVENANTS

                  Until the Note and all other sums payable pursuant to this Agreement or any other of the Loan Documents have been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

                  5.1 ENCUMBRANCES AND LIENS. Borrower will not, and will not permit any Subsidiary to, create, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, or lien (other than for taxes not delinquent or for taxes or other items being contested in good faith) on property of any kind, whether real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank and except for
(a) minor encumbrances and easements on real property which do not affect its market value, (b) existing liens on personal property owned by Borrower or a Subsidiary, and (c) future purchase money security interests encumbering only the personal property purchased.

                  5.2 BORROWINGS. Borrower will not, and will not permit any Subsidiary to, sell, discount or otherwise transfer any account receivable or any note, draft or other evidence of indebtedness, except to Bank or except to a financial institution at face value for deposit or collection purposes only and without any fee other than fees normally charged by the financial institution for deposit or collection services. Borrower will not, and will not permit any Subsidiary to, borrow any money, become contingently liable to borrow money, nor enter any agreement to directly or indirectly obtain borrowed money, except pursuant to agreements made with Bank and except for loans and other borrowings secured by liens permitted by Section 5.1, and except for obligations incurred by AirTech under the foreign exchange and shipside bond facilities of AirTech referred to in Section 5.4.

                  5.3 SALE OF ASSETS, LIQUIDATION OR MERGER. Borrower will not, and will not permit any Subsidiary to (a) liquidate, dissolve or enter into any consolidation, merger, partnership, joint venture or other combination, (b) convey, sell or lease all or the greater part of its assets or business, or (c) purchase or lease all or the greater part of the assets or business of another if the total purchase price exceeds Thirty Million Dollars ($30,000,000) or the cash consideration exceeds Fifteen Million Dollars ($15,000,000).

                  5.4 LOANS, ADVANCES AND GUARANTIES. Borrower will not, and will not permit any Subsidiary to, except in the ordinary course of business as currently conducted, make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner or extend credit; provided, however, that (a) Borrower may (i) make loans or advances to Affiliates or Subsidiaries, (ii) guarantee the obligations of AirTech referred to in Section 5.2, and (iii) guarantee the obligations of AirTech to Lloyds Bank arising under the foreign exchange facility in an amount not to exceed Five Hundred Thousand Pounds Sterling (GBP500,000) and the shipside bond facility in an amount not to exceed One Hundred Thousand Pounds Sterling (GBP100,000) which are presently provided to AirTech by Lloyds Bank, and (b) AirTech may (i) provide E-Plus Mobilfunk GmbH a contract performance bond in an amount not to exceed One Million Seven Hundred Fifty Thousand German Marks (DM1,750,000) and with an expiry of not later than December 31, 2000, and (ii) provide Bouygues Telecom SA with a contract performance bond in an amount not to exceed Four Million Seven Hundred Thousand French Francs (FF4,700,000) and with an expiry of not later than December 31, 2000.

                  5.5 INVESTMENTS. Borrower will not, and will not permit any Subsidiary to, purchase the debt or equity of another person or entity, except for (a) savings accounts and certificates of deposit of Bank, direct U.S. Government obligations and commercial paper issued by corporations with the top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within one (1) year of purchase, and (b) Borrower's purchase of preferred stock in Sky Online Inc. in the amount of Ten Million Fifty Thousand Dollars ($10,050,000).

                  5.6 PREPAYMENT OF CERTAIN DEBT/STOCK REDEMPTIONS. Borrower will not, and will not permit any Subsidiary to, prepay any subordinated debt, debt for borrowed money, or debt secured by a lien permitted by Section 5.1, above, or enter into or modify any a agreement as a result of which the terms of payment of any such debt are waived or modified. Borrower will not expend more than Ten Million Dollars

($l0,000,000) in the aggregate in connection with the redemption, purchase, retirement or other acquisition of shares of any class of its capital stock.

                  5.7 TRANSACTIONS WITH RELATED PERSONS. Borrower will not, and will not permit any Subsidiary to, directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an "arms length" dealing. As used herein, the words "Related Person" shall mean any Affiliate of Borrower or a Subsidiary, or any officer, employee, director or shareholder of Borrower, any Subsidiary or any Affiliate, or a relative of any of the foregoing.

                  5.8 LOSSES. Borrower will not incur a cumulative consolidated net loss for any fiscal year commencing with the fiscal year of Borrower ending January 31, 2001.

         SECTION 6. EVENTS OF DEFAULT

                  The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and, automatically unless otherwise provided under the Note, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

                  6.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents; or

                  6.2      Any default shall occur under the Note; or

                  6.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents; or

                  6.4 Any guaranty or subordination agreement now or hereafter required hereunder is breached or becomes ineffective, or any guarantor or subordinating creditor dies, disavows or attempts to revoke or terminate such guaranty or subordination agreement.

         SECTION 7. MISCELLANEOUS PROVISIONS

                  7.1 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person or entity, including but not limited to Bank's rights of set off or banker's lien.

                  7.2 NONWAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

                  7.3 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

                  7.4 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

                  7.5 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of any Note or reimbursement agreement evidencing any indebtedness hereunder, the provisions of such Note or reimbursement agreement shall prevail.

                  7.6 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan, and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

                  7.7 CONSTRUCTION. The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  7.8 AMENDMENTS. This Agreement may be amended only in writing signed by all parties hereto.

                  7.9 COUNTERPARTS. Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but taken together shall constitute one and the same instrument.

         SECTION 8. SERVICE OF NOTICES

                  8.1 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service, (c) on the next business day, if sent by overnight courier


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

service of recognized standing, and (d) upon telephoned confirmation of receipt, if telecopied.

                  8.2 The addresses to which notices or demands are to be given may be changed from time to time by notice delivered as provided above.

                  THIS AGREEMENT is executed on behalf of the parties by duly authorized officers as of the date first above written.

UNION BANK OF CALIFORNIA, N.A.            REMEC, INC.

By:      /s/ Rick Young                   By:      /s/ Michael McDonald
         --------------------------                -----------------------------
         Rick Young, Vice President                Michael McDonald, SVP, CFO &
                                                   Secretary

                                          By:      /s/ Ronald E. Ragland
                                                   -----------------------------
                                                   Ronald E. Ragland, Chief
                                                   Executive Officer


Address: 530 "B" Street, Fourth Floor     Address: 9404 Chesapeake Drive
         San Diego, CA  92186-5324                 San Diego, CA  92123
         Attention: Mr. Rick Young                 Attention: Mr. Ronald Ragland

Telephone:        (619) 230-3756          Telephone:        (619) 505-3145
                  (619) 230-3366                            (619) 560-4029


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